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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  JANUARY 24, 1996
                                                  ----------------------------


                              GRUBB & ELLIS COMPANY
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




DELAWARE                             1-8122                       94-1424307
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(STATE OR OTHER JURISDICTION       (COMMISSION                   (IRS EMPLOYER
OF INCORPORATION)                  FILE NUMBER)            IDENTIFICATION NO.)




ONE MONTGOMERY STREET, TELESIS TOWER, SAN FRANCISCO, CALIFORNIA       94104
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE           (415) 956-1990
                                                  ----------------------------


                                    NO CHANGE
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 5.        OTHER EVENTS.

     On January 24, 1996, Grubb & Ellis Company (the "Company") completed the purchase of 25,000 shares of Class B common stock held by International Business Machines Corporation ("IBM") in Axiom Real Estate Management, Inc., a majority-owned subsidiary of the Company ("Axiom"), for a purchase price of $600,000. As a result of this transaction, the Company owns 100% of the outstanding capital stock of Axiom. The parties have agreed that the effective date of transfer of the Axiom stock shall be May 31, 1995. A copy of the Stock Sale Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

     Axiom was formed in 1992 by the Company and IBM to provide property and facilities management services to IBM facilities as well as to third parties. The Company contributed its existing property management operations and IBM contributed its facilities management capabilities to the venture. Since Axiom was formed, IBM has held 25,000 shares of Class B common stock, or 26% of the outstanding capital stock, and the Company has held 70,000 shares of Class A common stock, or the remaining 74% of the capital stock, of Axiom.

     As a result of the transaction, the Certificate of Incorporation and Bylaws of Axiom have been amended to provide for a single class of shares of common stock and the provisions of the governing instruments related to the separate rights of the holders of the separate classes of stock have been eliminated.

     Since inception, Axiom has provided facilities management to IBM with respect to a number of IBM facilities pursuant to a facilities management agreement with IBM. In connection with the transaction, the agreement was modified, effective January 1, 1996 (the "Managed Service Agreement"), to extend its term until December 31, 2000, with the option for IBM to extend it for two additional years, to reduce the fees charged, and to change the facilities portfolio under management by Axiom. The Managed Service Agreement is expected to result in a reduction in annual fees paid by IBM to Axiom of approximately $1.8 million for each of the years 1996 and 1997. This reduction is expected to be offset in part by the extension of the contract, the opportunity to obtain additional business from IBM and a reduction in costs as the transaction is expected to provide an opportunity to the Company and Axiom to reduce certain duplicative administrative, marketing, and other costs. The Managed Service Agreement is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

     The consideration for the transaction was arrived at by arms-length negotiations between members of senior management of the Company and IBM. The purchase price will be paid in four equal, annual installments beginning January 1996 and will be paid in cash generated from the Company's operations.

     A copy of the press release dated January 26, 1996 issued by the Company is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

                                        2

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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

     (c)       Exhibits

     Exhibit
     Number
     ------

     99.1 Stock Sale Agreement between International Business Machines Corporation and Grubb & Ellis Company dated January 19, 1996.

     99.2 Managed Service Agreement between International Business Machines Corporation and Axiom Real Estate Management, Inc. dated as of January 1, 1996, and Side Letter Agreement between the parties dated January 19, 1996, amending the Managed Service Agreement.

     99.3      Press Release of Grubb & Ellis Company dated January 26, 1996.


ITEM 8.        CHANGE IN FISCAL YEAR.

     Effective February 5, 1996, the Board of Directors of the Company changed the fiscal year of the Company from the twelve-month period ended December 31 to the twelve-month period commencing July 1 and ending June 30, beginning with the fiscal year ending June 30, 1996. The Company will file an Annual Report on Form 10-K for the twelve-month period ended December 31, 1995, a Quarterly Report on Form 10-Q to cover the three-month period from January 1 to March 31, 1996, and will file an Annual Report on Form 10-K for the twelve-month period ending June 30, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GRUBB & ELLIS COMPANY
                                        -------------------------------------
                                        (Registrant)


Date:  February 8, 1996                 By: Robert J. Walner
                                            ---------------------------------
                                        Robert J. Walner
                                        Senior Vice President and
                                        General Counsel

                                        3

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                                  EXHIBIT INDEX


 Exhibit
 Number
 ------

99.1 Stock Sale Agreement between International Business Machines Corporation and Grubb & Ellis Company dated January 19, 1996.

99.2 Managed Service Agreement between International Business Machines Corporation and Axiom Real Estate Management, Inc. dated as of January 1, 1996, and Side Letter Agreement between the parties dated January 19, 1996, amending the Managed Service Agreement.


99.3           Press Release of Grubb & Ellis Company dated January 26, 1996.